EXHIBIT NO. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163891 and 333-214818 of Kimberly-Clark Corporation on Form S-8 of our report dated June 27, 2017, relating to the financial statements of Kimberly-Clark Corporation 401(k) and Profit Sharing Plan, appearing in this Annual Report on Form 11-K of the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
June 19, 2018